Exhibit 23.2
Consent of CRU
CRU International Limited hereby consents to the use of its name and the reference to CRU’s reports, estimates and data in the Annual Report on Form 10K for the year ended December 31, 2014 for Noranda Aluminum Holding Corporation and the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-172640) of Noranda Aluminum Holding Corporation;

•	Registration Statement (Form S-3 No. 333-193711) of Noranda Aluminum Holding Corporation; and

•	Registration Statement (Form S-4 No. 333-193256) of Noranda Aluminum Acquisition Corporation.
/s/ GEOFFREY R. BARBER
Geoffrey R. Barber
Chief Financial Officer
CRU International Limited